Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod (716) 842-5138	FOR IMMEDIATE RELEASE: April 15, 2013

MEDIA CONTACT:	C. Michael Zabel (716) 842-5385

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2013.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the first quarter of 2013 were $1.98, up 32% from $1.50 in the year-earlier quarter. GAAP-basis net income in the recent quarter was $274 million, 33% higher than $206 million in the initial 2012 quarter. GAAP-basis net income for the first three months of 2013 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.36% and 11.10%, respectively, compared with 1.06% and 9.04%, respectively, in the corresponding 2012 period. The improved results in the recent quarter as compared with the first quarter of 2012 reflect higher net interest income and noninterest income, led by residential mortgage banking revenues, and lower credit costs.

Commenting on M&T’s results for the recent quarter, René F. Jones, Executive Vice President and Chief Financial Officer, noted, “M&T’s results for the quarter truly reflect the strength of our operating model. Residential mortgage banking revenues continued to be robust and trust income grew nicely from last year’s fourth quarter. Credit costs in the recent quarter were well below our historical trends, with the ratio of net charge-offs to average

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loans improving to .23%. Our financial performance has allowed us to make continued investments in our infrastructure while improving our capital ratios, as demonstrated by a 36 basis point increase in our Tier 1 common ratio during the quarter.”

Diluted earnings per common share and GAAP-basis net income in the fourth quarter of 2012 were $2.16 and $296 million, respectively. GAAP-basis net income in that quarter expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.45% and 12.10%, respectively. Results for the first quarter of 2013 as compared with the final 2012 quarter reflect a decline in residential mortgage banking revenues and seasonally higher stock-based compensation and benefits costs.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.

Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, were $2.06 in the

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recent quarter, compared with $1.59 and $2.23 in the first and fourth quarters of 2012, respectively. Net operating income for the first three months of 2013 totaled $285 million, compared with $218 million and $305 million in the quarters ended March 31, 2012 and December 31, 2012, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.48% and 18.71%, respectively, in the first quarter of 2013, compared with 1.18% and 16.79% in the year-earlier quarter and 1.56% and 20.46% in the final 2012 quarter.

Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income rose 6% to $663 million in the recent quarter from $627 million in the year-earlier quarter. That improvement resulted from an increase in average earning assets, fueled by $5.4 billion of growth in average loans and leases. Also contributing to the improvement was a two basis point widening of the net interest margin to 3.71% from 3.69% in the first quarter of 2012. Taxable-equivalent net interest income declined in the first quarter of 2013 from $674 million in the immediately preceding quarter. That decrease reflects two less days in the recent quarter.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $38 million in the first quarter of 2013, improved from $49 million in each of the first and fourth quarters of 2012. Net charge-offs of loans during the recent quarter were $37 million, down from $48 million in the first quarter of 2012 and $44 million in the final 2012 quarter. Net charge-offs expressed as an annualized percentage of average loans outstanding were .23% during the first three months of 2013, improved significantly from .32% and .27% in the first and fourth quarters of 2012, respectively.

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Loans classified as nonaccrual totaled $1.05 billion, or 1.60% of total loans outstanding at March 31, 2013, compared with $1.07 billion or 1.75% a year earlier and $1.01 billion or 1.52% at December 31, 2012. A change in the method of identifying nonaccrual home equity loans and lines of credit to reflect the repayment performance of the related senior lien loan that is not owned by M&T contributed to the modest increase in nonaccrual loans from the 2012 year-end to the recent quarter-end.

Assets taken in foreclosure of defaulted loans continued to decline and totaled $96 million at March 31, 2013, compared with $140 million and $104 million at March 31, 2012 and December 31, 2012, respectively.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of determining the allowance for credit losses. As a result of those analyses, the allowance totaled $927 million at March 31, 2013, compared with $909 million at March 31, 2012 and $926 million at December 31, 2012. The allowance expressed as a percentage of outstanding loans was 1.41% at March 31, 2013, compared with 1.49% and 1.39% at March 31, 2012 and December 31, 2012, respectively.

Noninterest Income and Expense. Noninterest income totaled $433 million in the first quarter of 2013, compared with $377 million and $453 million in the first and fourth quarters of 2012, respectively. Contributing to the improvement from the year-earlier quarter was a $37 million rise in mortgage banking revenues, resulting from increased loan volumes and wider margins, and higher trust income. The higher noninterest income in the final 2012 quarter reflected record mortgage banking revenues that were $23 million higher than in the first quarter of 2013.

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Noninterest expense in 2013’s first quarter totaled $636 million, compared with $640 million and $626 million in the first and fourth quarters of 2012, respectively. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $618 million in the recently completed quarter, $620 million in the first quarter of 2012 and $612 million in the final 2012 quarter. As compared with the fourth quarter of 2012, seasonally higher stock-based compensation and benefits costs were reflected in noninterest operating expenses in the first quarters of 2013 and 2012.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 55.9% in the first quarter of 2013, compared with 61.1% in the year-earlier quarter and 53.6% in the fourth quarter of 2012.

Balance Sheet. M&T had total assets of $82.8 billion at March 31, 2013, up 5% from $79.2 billion a year earlier. Loans and leases, net of unearned discount, increased $5.0 billion or 8% to $65.9 billion at the recent quarter-end from $60.9 billion at March 31, 2012. Total deposits rose 7% to $65.1 billion at March 31, 2013 from $60.9 billion a year earlier.

Total shareholders’ equity increased 11% to $10.4 billion at March 31, 2013 from $9.4 billion at March 31, 2012, representing 12.59% and 11.91%, respectively, of total assets. Common shareholders’ equity was $9.5 billion, or $73.99 per share at March 31, 2013, up from $8.6 billion, or $67.64 per share, a year earlier.

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Tangible equity per common share rose 19% to $46.11 at March 31, 2013 from $38.89 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $72.73 and $44.61, respectively, at December 31, 2012. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 7.51% at March 31, 2013, improved from 6.51% and 7.20% at March 31, 2012 and December 31, 2012, respectively. M&T’s estimated Tier 1 common ratio, a regulatory capital measure, was 7.93% at March 31, 2013, compared with 7.04% and 7.57% at March 31, 2012 and December 31, 2012, respectively.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss first quarter financial results today at 10:30 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #34438289. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until Wednesday, April 17, 2013 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to the ID #34438289. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

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M&T BANK CORPORATION

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust- affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by

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competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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Financial Highlights

	Three months ended March 31		Change
Amounts in thousands, except per share	2013	2012
Performance
Net income	$274,113	206,463	33%
Net income available to common shareholders	255,096	188,241	36
Per common share:
Basic earnings	$2.00	1.50	33%
Diluted earnings	1.98	1.50	32
Cash dividends	$.70	.70	—
Common shares outstanding:
Average—diluted (1)	128,636	125,616	2%
Period end (2)	128,999	126,534	2
Return on (annualized):
Average total assets	1.36%	1.06%
Average common shareholders’ equity	11.10%	9.04%
Taxable-equivalent net interest income	$662,500	627,094	6%
Yield on average earning assets	4.13%	4.24%
Cost of interest-bearing liabilities	.64%	.80%
Net interest spread	3.49%	3.44%
Contribution of interest-free funds	.22%	.25%
Net interest margin	3.71%	3.69%
Net charge-offs to average total net loans (annualized)	.23%	.32%
Net operating results (3)
Net operating income	$285,136	218,360	31%
Diluted net operating earnings per common share	2.06	1.59	30
Return on (annualized):
Average tangible assets	1.48%	1.18%
Average tangible common equity	18.71%	16.79%
Efficiency ratio	55.88%	61.09%

	At March 31		Change
	2013	2012
Loan quality
Nonaccrual loans	$1,052,794	1,065,229	-1%
Real estate and other foreclosed assets	95,680	140,297	-32%

Total nonperforming assets	$1,148,474	1,205,526	-5%

Accruing loans past due 90 days or more (4)	$331,283	273,081	21%
Government guaranteed loans included in totals above:
Nonaccrual loans	$63,385	44,717	42%
Accruing loans past due 90 days or more	311,579	252,622	23%
Renegotiated loans	$272,285	213,024	28%
Acquired accruing loans past due 90 days or more (5)	$157,068	165,163	-5%
Purchased impaired loans (6):
Outstanding customer balance	$790,048	1,158,829
Carrying amount	425,232	604,779
Nonaccrual loans to total net loans	1.60%	1.75%
Allowance for credit losses to total loans	1.41%	1.49%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Performance
Net income	$274,113	296,193	293,462	233,380	206,463
Net income available to common shareholders	255,096	276,605	273,896	214,716	188,241
Per common share:
Basic earnings	$2.00	2.18	2.18	1.71	1.50
Diluted earnings	1.98	2.16	2.17	1.71	1.50
Cash dividends	$.70	.70	.70	.70	.70
Common shares outstanding:
Average—diluted (1)	128,636	127,800	126,292	125,897	125,616
Period end (2)	128,999	128,234	127,461	126,645	126,534
Return on (annualized):
Average total assets	1.36%	1.45%	1.45%	1.17%	1.06%
Average common shareholders’ equity	11.10%	12.10%	12.40%	10.12%	9.04%
Taxable-equivalent net interest income	$662,500	673,929	669,256	654,628	627,094
Yield on average earning assets	4.13%	4.17%	4.23%	4.25%	4.24%
Cost of interest-bearing liabilities	.64%	.67%	.71%	.76%	.80%
Net interest spread	3.49%	3.50%	3.52%	3.49%	3.44%
Contribution of interest-free funds	.22%	.24%	.25%	.25%	.25%
Net interest margin	3.71%	3.74%	3.77%	3.74%	3.69%
Net charge-offs to average total net loans (annualized)	.23%	.27%	.26%	.34%	.32%
Net operating results (3)
Net operating income	$285,136	304,657	302,060	247,433	218,360
Diluted net operating earnings per common share	2.06	2.23	2.24	1.82	1.59
Return on (annualized):
Average tangible assets	1.48%	1.56%	1.56%	1.30%	1.18%
Average tangible common equity	18.71%	20.46%	21.53%	18.54%	16.79%
Efficiency ratio	55.88%	53.63%	53.73%	56.86%	61.09%

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Loan quality
Nonaccrual loans	$1,052,794	1,013,176	925,231	968,328	1,065,229
Real estate and other foreclosed assets	95,680	104,279	112,160	115,580	140,297

Total nonperforming assets	$1,148,474	1,117,455	1,037,391	1,083,908	1,205,526

Accruing loans past due 90 days or more (4)	$331,283	358,397	309,420	274,598	273,081
Government guaranteed loans included in totals above:
Nonaccrual loans	$63,385	57,420	54,583	48,712	44,717
Accruing loans past due 90 days or more	311,579	316,403	280,410	255,495	252,622
Renegotiated loans	$272,285	271,971	266,526	267,111	213,024
Acquired accruing loans past due 90 days or more (5)	$157,068	166,554	161,424	162,487	165,163
Purchased impaired loans (6):
Outstanding customer balance	$790,048	828,571	978,731	1,037,458	1,158,829
Carrying amount	425,232	447,114	528,001	560,700	604,779
Nonaccrual loans to total net loans	1.60%	1.52%	1.44%	1.54%	1.75%
Allowance for credit losses to total loans	1.41%	1.39%	1.44%	1.46%	1.49%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended March 31		Change
Dollars in thousands	2013	2012
Interest income	$729,975	714,095	2%
Interest expense	73,925	93,706	-21

Net interest income	656,050	620,389	6
Provision for credit losses	38,000	49,000	-22

Net interest income after provision for credit losses	618,050	571,389	8
Other income
Mortgage banking revenues	93,103	56,192	66
Service charges on deposit accounts	110,949	108,889	2
Trust income	121,603	116,953	4
Brokerage services income	15,711	13,901	13
Trading account and foreign exchange gains	8,927	10,571	-16
Gain on bank investment securities	—	45	—
Other-than-temporary impairment losses recognized in earnings	(9,800)	(11,486)	—
Equity in earnings of Bayview Lending Group LLC	(3,656)	(4,752)	—
Other revenues from operations	96,045	86,410	11

Total other income	432,882	376,723	15
Other expense
Salaries and employee benefits	356,551	346,098	3
Equipment and net occupancy	65,159	65,043	—
Printing, postage and supplies	10,699	11,872	-10
Amortization of core deposit and other intangible assets	13,343	16,774	-20
FDIC assessments	19,438	28,949	-33
Other costs of operations	170,406	170,959	—

Total other expense	635,596	639,695	-1
Income before income taxes	415,336	308,417	35
Applicable income taxes	141,223	101,954	39

Net income	$274,113	206,463	33%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Interest income	$729,975	745,353	744,851	737,386	714,095
Interest expense	73,925	77,931	82,129	89,403	93,706

Net interest income	656,050	667,422	662,722	647,983	620,389
Provision for credit losses	38,000	49,000	46,000	60,000	49,000

Net interest income after provision for credit losses	618,050	618,422	616,722	587,983	571,389
Other income
Mortgage banking revenues	93,103	116,546	106,812	69,514	56,192
Service charges on deposit accounts	110,949	112,364	114,463	110,982	108,889
Trust income	121,603	116,915	115,709	122,275	116,953
Brokerage services income	15,711	14,872	14,114	16,172	13,901
Trading account and foreign exchange gains	8,927	10,356	8,469	6,238	10,571
Gain (loss) on bank investment securities	—	—	372	(408)	45
Other-than-temporary impairment losses recognized in earnings	(9,800)	(14,491)	(5,672)	(16,173)	(11,486)
Equity in earnings of Bayview Lending Group LLC	(3,656)	(4,941)	(5,183)	(6,635)	(4,752)
Other revenues from operations	96,045	101,543	96,649	89,685	86,410

Total other income	432,882	453,164	445,733	391,650	376,723
Other expense
Salaries and employee benefits	356,551	323,010	321,746	323,686	346,098
Equipment and net occupancy	65,159	62,884	64,248	65,376	65,043
Printing, postage and supplies	10,699	10,417	8,272	11,368	11,872
Amortization of core deposit and other intangible assets	13,343	13,865	14,085	15,907	16,774
FDIC assessments	19,438	23,398	23,801	24,962	28,949
Other costs of operations	170,406	192,572	183,875	186,093	170,959

Total other expense	635,596	626,146	616,027	627,392	639,695
Income before income taxes	415,336	445,440	446,428	352,241	308,417
Applicable income taxes	141,223	149,247	152,966	118,861	101,954

Net income	$274,113	296,193	293,462	233,380	206,463

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Condensed Consolidated Balance Sheet

	March 31		Change
Dollars in thousands	2013	2012
ASSETS
Cash and due from banks	$1,231,091	1,344,092	-8%
Interest-bearing deposits at banks	1,304,770	1,282,040	2
Federal funds sold and agreements to resell securities	594,976	—	—
Trading account assets	420,144	517,620	-19
Investment securities	5,660,831	7,195,296	-21
Loans and leases:
Commercial, financial, etc	17,469,138	15,938,672	10
Real estate—commercial	25,944,819	24,486,555	6
Real estate—consumer	11,094,577	8,696,594	28
Consumer	11,415,733	11,799,929	-3

Total loans and leases, net of unearned discount	65,924,267	60,921,750	8
Less: allowance for credit losses	927,117	909,006	2

Net loans and leases	64,997,150	60,012,744	8
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	102,420	159,619	-36
Other assets	4,975,950	5,150,851	-3

Total assets	$82,811,957	79,186,887	5%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$23,603,971	20,648,970	14%
Interest-bearing deposits	41,219,679	39,868,782	3
Deposits at Cayman Islands office	266,076	395,191	-33

Total deposits	65,089,726	60,912,943	7
Short-term borrowings	374,593	511,981	-27
Accrued interest and other liabilities	1,530,118	1,856,749	-18
Long-term borrowings	5,394,563	6,476,526	-17

Total liabilities	72,389,000	69,758,199	4
Shareholders’ equity:
Preferred	874,627	866,489	1
Common (1)	9,548,330	8,562,199	12

Total shareholders’ equity	10,422,957	9,428,688	11

Total liabilities and shareholders’ equity	$82,811,957	79,186,887	5%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $226.0 million at March 31, 2013 and $331.3 million at March 31, 2012.

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M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
ASSETS
Cash and due from banks	$1,231,091	1,983,615	1,622,928	1,421,831	1,344,092
Interest-bearing deposits at banks	1,304,770	129,945	411,994	1,069,717	1,282,040
Federal funds sold and agreements to resell securities	594,976	3,000	—	1,000	—
Trading account assets	420,144	488,966	526,844	544,938	517,620
Investment securities	5,660,831	6,074,361	6,624,004	7,057,300	7,195,296
Loans and leases:
Commercial, financial, etc	17,469,138	17,776,953	16,704,575	16,395,587	15,938,672
Real estate—commercial	25,944,819	25,993,790	24,970,416	24,898,707	24,486,555
Real estate—consumer	11,094,577	11,240,837	10,808,220	9,811,525	8,696,594
Consumer	11,415,733	11,559,377	11,628,744	11,745,453	11,799,929

Total loans and leases, net of unearned discount	65,924,267	66,570,957	64,111,955	62,851,272	60,921,750
Less: allowance for credit losses	927,117	925,860	921,223	917,028	909,006

Net loans and leases	64,997,150	65,645,097	63,190,732	61,934,244	60,012,744
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	102,420	115,763	129,628	143,713	159,619
Other assets	4,975,950	5,043,431	5,054,478	5,110,210	5,150,851

Total assets	$82,811,957	83,008,803	81,085,233	80,807,578	79,186,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$23,603,971	24,240,802	22,968,401	22,854,794	20,648,970
Interest-bearing deposits	41,219,679	40,325,932	39,636,104	39,327,849	39,868,782
Deposits at Cayman Islands office	266,076	1,044,519	1,402,753	366,164	395,191

Total deposits	65,089,726	65,611,253	64,007,258	62,548,807	60,912,943
Short-term borrowings	374,593	1,074,482	592,154	975,575	511,981
Accrued interest and other liabilities	1,530,118	1,512,717	1,570,758	1,965,421	1,856,749
Long-term borrowings	5,394,563	4,607,758	4,969,536	5,687,868	6,476,526

Total liabilities	72,389,000	72,806,210	71,139,706	71,177,671	69,758,199
Shareholders’ equity:
Preferred	874,627	872,500	870,416	868,433	866,489
Common (1)	9,548,330	9,330,093	9,075,111	8,761,474	8,562,199

Total shareholders’ equity	10,422,957	10,202,593	9,945,527	9,629,907	9,428,688

Total liabilities and shareholders’ equity	$82,811,957	83,008,803	81,085,233	80,807,578	79,186,887

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $226.0 million at March 31, 2013, $240.3 million at December 31, 2012, $230.1 million at September 30, 2012, $277.8 million at June 30, 2012 and $331.3 million at March 31, 2012.

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M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance March 31, 2013 from
	March 31, 2013		March 31, 2012		December 31, 2012
Dollars in millions							March 31, 2012	December 31, 2012
	Balance	Rate	Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$527	.21%	301	.28%	273	.15%	75%	93%
Federal funds sold and agreements to resell securities	81	.13	3	.50	3	.57	—	—
Trading account assets	76	3.60	93	1.57	97	1.45	-19	-22
Investment securities	5,803	3.33	7,507	3.54	6,295	3.31	-23	-8
Loans and leases, net of unearned discount
Commercial, financial, etc	17,328	3.66	15,732	3.71	16,995	3.68	10	2
Real estate—commercial	25,915	4.41	24,559	4.42	25,332	4.50	6	2
Real estate—consumer	11,142	4.09	8,286	4.60	11,087	4.10	34	—
Consumer	11,467	4.66	11,907	4.80	11,597	4.69	-4	-1

Total loans and leases, net	65,852	4.24	60,484	4.35	65,011	4.28	9	1

Total earning assets	72,339	4.13	68,388	4.24	71,679	4.17	6	1
Goodwill	3,525		3,525		3,525		—	—
Core deposit and other intangible assets	109		168		122		-35	-11
Other assets	5,940		5,945		6,040		—	-2

Total assets	$81,913		78,026		81,366		5%	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$893	.15	827	.14	881	.14	8%	1%
Savings deposits	35,394	.16	32,410	.23	34,587	.19	9	2
Time deposits	4,438	.75	5,960	.91	4,727	.79	-26	-6
Deposits at Cayman Islands office	859	.18	496	.17	763	.18	73	13

Total interest-bearing deposits	41,584	.22	39,693	.33	40,958	.26	5	2

Short-term borrowings	637	.15	828	.15	677	.16	-23	-6
Long-term borrowings	4,688	4.39	6,507	3.78	4,510	4.52	-28	4

Total interest-bearing liabilities	46,909	.64	47,028	.80	46,145	.67	—	2
Noninterest-bearing deposits	22,956		19,598		23,311		17	-2
Other liabilities	1,726		2,024		1,805		-15	-4

Total liabilities	71,591		68,650		71,261		4	—
Shareholders’ equity	10,322		9,376		10,105		10	2

Total liabilities and shareholders’ equity	$81,913		78,026		81,366		5%	1%

Net interest spread		3.49		3.44		3.50
Contribution of interest-free funds		.22		.25		.24
Net interest margin		3.71%		3.69%		3.74%

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M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Income statement data
In thousands, except per share
Net income
Net income	$274,113	296,193	293,462	233,380	206,463
Amortization of core deposit and other intangible assets (1)	8,148	8,464	8,598	9,709	10,240
Merger-related expenses (1)	2,875	—	—	4,344	1,657

Net operating income	$285,136	304,657	302,060	247,433	218,360

Earnings per common share
Diluted earnings per common share	$1.98	2.16	2.17	1.71	1.50
Amortization of core deposit and other intangible assets (1)	.06	.07	.07	.08	.08
Merger-related expenses (1)	.02	—	—	.03	.01

Diluted net operating earnings per common share	$2.06	2.23	2.24	1.82	1.59

Other expense
Other expense	$635,596	626,146	616,027	627,392	639,695
Amortization of core deposit and other intangible assets	(13,343)	(13,865)	(14,085)	(15,907)	(16,774)
Merger-related expenses	(4,732)	—	—	(7,151)	(2,728)

Noninterest operating expense	$617,521	612,281	601,942	604,334	620,193

Merger-related expenses
Salaries and employee benefits	$536	—	—	3,024	1,973
Equipment and net occupancy	201	—	—	—	15
Printing, postage and supplies	827	—	—	—	—
Other costs of operations	3,168	—	—	4,127	740

Total	$4,732	—	—	7,151	2,728

Efficiency ratio
Noninterest operating expense (numerator)	$617,521	612,281	601,942	604,334	620,193

Taxable-equivalent net interest income	662,500	673,929	669,256	654,628	627,094
Other income	432,882	453,164	445,733	391,650	376,723
Less: Gain (loss) on bank investment securities	—	—	372	(408)	45
Net OTTI losses recognized in earnings	(9,800)	(14,491)	(5,672)	(16,173)	(11,486)

Denominator	$1,105,182	1,141,584	1,120,289	1,062,859	1,015,258

Efficiency ratio	55.88%	53.63%	53.73%	56.86%	61.09%

Balance sheet data
In millions
Average assets
Average assets	$81,913	81,366	80,432	80,087	78,026
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(109)	(122)	(136)	(151)	(168)
Deferred taxes	32	36	39	44	48

Average tangible assets	$78,311	77,755	76,810	76,455	74,381

Average common equity
Average total equity	$10,322	10,105	9,789	9,536	9,376
Preferred stock	(874)	(872)	(870)	(868)	(866)

Average common equity	9,448	9,233	8,919	8,668	8,510
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(109)	(122)	(136)	(151)	(168)
Deferred taxes	32	36	39	44	48

Average tangible common equity	$5,846	5,622	5,297	5,036	4,865

At end of quarter
Total assets
Total assets	$82,812	83,009	81,085	80,808	79,187
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(102)	(116)	(129)	(143)	(160)
Deferred taxes	30	34	38	41	46

Total tangible assets	$79,215	79,402	77,469	77,181	75,548

Total common equity
Total equity	$10,423	10,203	9,945	9,630	9,429
Preferred stock	(875)	(873)	(870)	(868)	(867)
Undeclared dividends—cumulative preferred stock	(3)	(3)	(4)	(4)	(3)

Common equity, net of undeclared cumulative preferred dividends	9,545	9,327	9,071	8,758	8,559
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(102)	(116)	(129)	(143)	(160)
Deferred taxes	30	34	38	41	46

Total tangible common equity	$5,948	5,720	5,455	5,131	4,920

(1)	After any related tax effect.

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